FILED
                                             95 JUL 25 AM 9:17
                                             SECRETARY OF STATE
                                             TALLAHASSEE, FLORIDA

                      ARTICLES OF AMENDMENT
                                TO
                    ARTICLES OF INCORPORATION
                                OF
                  INFOCALL COMMUNICATIONS CORP.

                          (present name)

     Pursuant to the provisions of section 607.1006, Florida
Statutes, this corporation adopts the following articles of amendment to its articles of incorporation:

FIRST: Amendment(s) adopted (indicate article number(s) being amended, added or deleted)

          Article III is hereby ammended so that the authorized number of shares of common stock, par value of $.0001 each to be increased to Twenty Million.



SECOND: If an amendment provides for an exchange, reclassification or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself are as follows:




THIRD: The date of each amendment's adoption: July 17, 1995

FOURTH: Adoption of Amendment(s) (CHECK ONE)

     [ ] The amendment(s) was/were approved by the shareholders. The number of votes cast for the amendment(s) was/were sufficient for approval.

     [ ] The amendment(s) was/were approved by the shareholders through voting groups.

          The following statement must be separately provided for each voting group entitled to vote separately on the amendment(s):

                    The number of votes cast for the amendment(s) was/were

          Sufficient for approval by ____________________________
                                              Voting Group

     [X] The amendment(s) was/were adopted by the board of directors without shareholder action and shareholder action was not required.

     [ ] The amendment(s) was/were adopted by the incorporators without shareholder action and shareholder action was not required.


     Signed this 17 of July, 1995

     Signature /s/David Pomerantz, Vice Chairman
               (By the Chairman of Vice Chairman of the Board of
               Directors, President or other officer if adopted
               by the shareholders)


                                OR

           (By a director if adopted by the directors)

                                OR

       (By an incorporator if adopted by the incorporators)



                         David Pomerantz
                      Typed or printed name


                     Vice Chairman, Director
                              Title